Exhibit 2.3

LIST OF SCHEDULES TO AGREEMENT AND PLAN OF MERGER

(as it may be amended from time to time)

Citadel Disclosure Schedule
Section 1.1	Knowledge
Section 1.1	Illustrative Calculation of Shares of ABC Radio Holdings
Section 1.1	Stockholder Arrangements
Section 3.3(a)	Citadel’s Stock Options
Section 5.3	Corporate Authority Relative to this Agreement; No Violation
Section 5.5	Capitalization
Section 5.6	Affiliate Transactions
Section 5.8(b)	Absence of Certain Change or Events
Section 5.9	Actions; Litigation
Section 5.11(a)	Citadel’s FCC Licenses
Section 5.11(g)	FCC Proceedings with respect to Citadel’s FCC Licenses
Section 5.11(l)	FCC Matters
Section 5.13	Tax Matters
Section 5.14(a)	Employee Benefits
Section 5.14(f)	Employee Benefits
Section 5.15	Labor Matters
Section 5.17(a)	Material Contracts
Section 5.19	Assets
Section 6.2	Ordinary Course
Section 6.9(b)(iv)	Pending FCC Renewal Applications
Section 6.20	Debt Instruments

TWDC/Spinco Disclosure Schedule
Section 1.1	ABC Radio Group Financial Summary for the Year Ended September 30, 2006
Section 1.1	Business Employees
Section 1.1	Key Business Employees
Section 1.1	Knowledge
Section 4.3	Corporate Authority Relative to this Agreement; No Violation
Section 4.5(a)	Capitalization
Section 4.7(a)	ABC Radio Group’s Financial Statements
Section 4.7(b)	Undisclosed Liabilities
Section 4.9(a)	Assets
Section 4.9(b)	Assets
Section 4.9(c)	Material Corporate Overhead or Administrative Support Services Provided by Disney or Any of its Affiliates to the ABC Radio Business
Section 4.9(e)	Real Property
Section 4.10(a)	Absence of Certain Changes or Events
Section 4.13(a)	FCC Licenses
Section 4.13(e)	FCC Proceedings with respect to FCC Licenses
Section 4.13(k)	Pending FCC Applications
Section 4.15(g)	Tax Matters
Section 4.16(a)	Employee Benefits
Section 4.16(b)	Employee Benefits
Section 4.17(a)(i)	Labor Matters
Section 4.17(a)(ii)	Labor Matters
Section 4.17(c)	Labor Matters
Section 4.18(a)	All Patents, Pending Patent Applications, Registrations and Applications for Registration of Intellectual Property and Internet Web Sites Owned or Used by the ABC Radio Business to Carry On its Business as Currently Conducted and as Currently Proposed to be Conducted
Section 4.18(b)	Intellectual Property
Section 4.18(c)	Intellectual Property
Section 4.18(d)	Intellectual Property
Section 4.19(a)	Material Contracts
Section 6.1(g)	Indebtedness
Section 6.1(h)	Employee Arrangements
Section 6.7(c)	Employee Benefits